Exhibit 10.9

WCI COMMUNITIES, INC. LONG -TERM EQUITY INCENTIVE PLAN

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (“Agreement”) made effective as of the 30th day of November , 2012  (the “Grant Date”), between WCI Communities, Inc., a Delaware corporation (“WCI”)  and Keith E. Bass (“Participant”).  Capitalized terms not defined herein shall have the meaning ascribed thereto in the WCI Communities, Inc. Long-Term Equity Incentive Plan, as amended (the “Plan”).

1.             GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, WCI hereby grants to the Participant an Option to purchase an aggregate of Seven Thousand Five Hundred (7,500) shares (the “Option Shares”) of WCI Stock.

2.             EXERCISE PRICE

The Exercise Price of this Option shall be Sixty Five and No/100 Dollars ($65.00) per Option Share.

3.             TERM AND VESTING OF OPTION

(a)           Option Period.  Subject to the provisions of the Plan, this Option shall terminate and all rights to purchase shares hereunder shall cease as midnight of the tenth business day following the Grant Date.

(b)           Vesting.  This Option is fully vested as of the Grant Date.

4.             EXERCISE AND PAYMENT

(a)   General.  The Participant may exercise the Option by delivering to WCI a written notice in the form attached hereto as Exhibit A, and such notice shall be accompanied by payment in full of the Exercise Price of the Option Shares for which the Option is being exercised.  Such notice must be delivered to WCI at its principal office.  An attempt to exercise the Option other than as set forth herein and in the Plan shall be invalid and of no force and effect.

(b)           Payment of the Exercise Price.  Payment of the Exercise Price for the Option Shares shall be made pursuant to the provisions of the Plan.

5.             MISCELLANEOUS

(a)           Provisions of Plan and Other Agreements Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time.  The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(b)           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(c)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to WCI and all persons lawfully claiming under Participant.

(d)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(e)           Entire Agreement; Amendments.  This Agreement (including the documents and exhibits referred to herein) and the Plan constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.  This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(f)            Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, WCI has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the date first above written.

WCI COMMUNITIES, INC.

	By:	/s/ Vivien Hastings
	Name:	Vivien Hastings
	Title:	Senior Vice President

PARTICIPANT

_	/s/ Keith E. Bass
Keith E. Bass

EXHIBIT A

TO

WCI COMMUNITIES, INC. LONG -TERM EQUITY INCENTIVE PLAN

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

Keith E. Bass

Subject:  Option Exercise

Date: December 5, 2012

Gentlemen:

I hereby elect to exercise my option to purchase 7,500 shares of common stock, $0.01 par value per share, of WCI Communities, Inc., a Delaware corporation, pursuant to the Employee Non-Qualified Stock Option Agreement between the undersigned and WCI, dated as of November 30, 2012.  The appropriate payment in the amount of $487,500.00 is either enclosed or will be wired to WCI within 24 hours.

I hereby represent and certify that:

1. I have a preexisting business relationship with WCI and by reason of my business or financial experience have the capacity to protect my own interests in connection with exercise of the option described above;

2. I am purchasing shares of WCI for my own account and not with a view to or for sale in connection with any distribution of such shares; and

3. I am familiar with the definition of the term “accredited investor” as defined in Rule 501 of Regulation D issued pursuant to the Securities Act of 1933, as amended, and that I meet the criteria to qualify as an accredited investor.

Sincerely,

/s/ Keith E. Bass
Keith E. Bass